Exhibit  23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Stock Ownership Plan of ProAssurance Corporation our reports dated February 24, 2009, with respect to the consolidated financial statements and schedules of ProAssurance Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of ProAssurance Corporation filed with the Securities and Exchange Commission.

Birmingham, Alabama                                                                           /s/ Ernst & Young LLP
August 20, 2009